UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2004

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California	1-9961	95-3775816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue
Torrance, California		90501

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 468-1310

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Toyota Motor Credit Corporation (the “Company”) is in the process of preparing a restatement of:

o	its audited consolidated financial statements as of March 31, 2004 and 2003 and for each of the years in the three year period ended March 31, 2004, and

o	its unaudited consolidated financial statements for the three and six month periods ended September 30, 2003, as of December 31, 2003 and for the three and nine month periods ended December 31, 2003 and 2002, and as of June 30, 2004 and for the three months ended June 30, 2004 and 2003.

The Company intends to file amendments to its Quarterly Report on Form 10-Q for the period ended December 31, 2003, its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and its Quarterly Report on Form 10-Q for the period ended June 30, 2004 that will include restated financial statements and amendments to related disclosures for the fiscal periods covered by those reports. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 to be filed with the Securities and Exchange Commission will include restated financial statements and amendments to related disclosures for the three and six month periods ended September 30, 2003. Item 4.02 contains additional information about adjustments to the financial results of the Company, and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As part of the Company’s ongoing review of its accounting policies in the second quarter of fiscal 2005, management determined that the Company’s accounting methodology relating primarily to its recognition of certain incremental direct costs and fees was not in compliance with generally accepted accounting principles in the United States (“GAAP”). These costs and fees relate primarily to those incurred in connection with the acquisition of finance and lease contracts. For example, certain incremental direct costs and fees were expensed when incurred rather than amortized over the life of the related contracts. The methods used resulted in an understatement of revenue and an overstatement of expenses, causing an understatement of net income in prior quarterly and annual fiscal periods. As a result, the Company has determined that certain adjustments are necessary to the Company’s consolidated financial statements for the periods described above in Item 2.02, which is incorporated herein by reference, and investors should look to the revised financial statements when they become available.

On October 19, 2004, the Company’s Audit Committee agreed with management’s recommendation that the consolidated financial statements of the Company for the periods described above in Item 2.02 should be restated in order to reflect the appropriate methods of recognizing certain incremental direct costs and fees. The Audit Committee has discussed this conclusion with the Company’s independent registered public accounting firm.

The adjustments are expected to result in differences in the timing of revenue recognition but are not expected to affect previously reported cash flow. The Company anticipates that these adjustments will result in an increase in net financing revenues and net income and a decrease in operating and administrative expenses on the consolidated income statements, and an increase in net finance receivables, deferred taxes and retained earnings on the consolidated balance sheets. Because the Company has not yet completed its internal review and no conclusions have been reached, the Company is not currently in a position to quantify the impact of the anticipated restatement.

In light of the expected restatement, the Company believes that a material weakness existed in its internal controls related to the design and review of revenue recognition policies particularly in the area of incremental direct costs and fees and in the structure and design of related financial information systems. The Company intends to devote significant resources to revising its policies, procedures, and financial information systems in this area to comply with the methods required by GAAP to ensure accurate measurement of estimates and recording of amounts associated with these transactions at acquisition and over the life of the contracts.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: October 25, 2004	By: /s/ JOHN F. STILLO
John F. Stillo Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 25, 2004.